Exhibit 16.1

                                BDO SEIDMAN, LLP
                           Accountants and Consultants
                      1900 Avenue of the Stars, 11th Floor
                          Los Angeles, California 90067
                            Telephone: (310) 557-0300
                               Fax: (310) 557-1777


December 7, 2000

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

We have been furnished a copy of the response to Item 4 of Form 8-K/A for the event that occurred on November 29, 2000, filed by our former client, Orion Acquisition Corp. II. We agree with the statements made in response to the Item as they relate to our Firm.

Very truly yours,

 /S/ BDO Seidman, LLP

BDO Seidman, LLP